UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Definitive proxy statement
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SUNAIR SERVICES CORPORATION

(Name of Registrant as Specified in Its Charter)
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SUNAIR SERVICES CORPORATION
595 SOUTH FEDERAL HIGHWAY, SUITE 500
BOCA RATON, FLORIDA 33432
SECOND SUPPLEMENT TO THE PROXY STATEMENT
DATED JANUARY 28, 2009
     On January 28, 2009, Sunair Services Corporation (“we,” “us” or the “Company”) filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed on February 2, 2009 to each shareholder entitled to vote at our 2009 Annual Meeting a definitive proxy statement (the “Proxy Statement”), a proxy card and our Annual Report on Form 10-K for our fiscal year ended September 30, 2008. The Company filed a Supplement with the SEC on February 19, 2009 (the “First Supplement”) which contained additional disclosure about the Company and the Annual Meeting. The 2009 Annual Meeting will be held on March 18, 2009 at 11:00 a.m., Eastern time, at the Hilton Hotel, 100 Fairway Drive, Deerfield Beach, Florida 33441. At our 2009 Annual Meeting, our shareholders will be voting to elect seven (7) members to our Board of Directors who are named on pages 4-5 of our Proxy Statement, each to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
     This supplement dated March 5, 2009 (“Supplement”) to our Proxy Statement is intended to provide you with (a) revised biographical information for Richard Rochon and Mario Ferrari, two of our nominees for director, (b) a description of a lawsuit which has been filed by Michael Brauser, Dru Schmitt and Michael Herman (the “Dissident Group”) and (c) a discussion of the financial consequences to the Company if the Dissident Group is successful and obtains written consents from a majority of the Company’s shareholders and replaces the Company’s current Board of Directors (except for Charles P. Steinmetz) with its nominees. All capitalized terms not defined herein shall have the same meaning as defined terms in the Proxy Statement.
Revised Biographical Information — pages 4 and 5 of the Proxy Statement
     On pages 4-5 of the Proxy Statement, please delete the biographies for Mario Ferrari and Richard Rochon and replace them with the following biographies:
     Richard C. Rochon, 51, was appointed Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders in connection with Coconut Palm’s investment in the Company, as described in the Purchase Agreement, dated November 17, 2004, between us and Coconut Palm. Mr. Rochon has served as Chairman and Chief Executive Officer of Royal Palm Capital Partners LLLP (“RPCP”), a private investment and management firm, since 2002. Mr. Rochon also has served as a Director since July 2004, Chairman since January 2006 and Acting Chief Executive Officer since January 2007 of Devcon International Corp. (“Devcon”), a company that provides electronic security and construction services and as Chairman of the Board of Directors and Chief Executive Officer of Coconut Palm Acquisition Corp. (“CPAC”) , a publicly held special purpose acquisition company, from April 29, 2005 through March 30, 2007, when it merged into Equity Broadcasting Corporation and changed its name to Equity Media Holdings Corporation (“EMC”). After the merger with EMC, an owner and operator of television stations in the United States, was consummated, Mr. Rochon stepped down as the Chief Executive Officer and Chairman of EMC and remained with EMC as its Vice Chairman from March 30, 2007 through June 2007, when he resigned from that position. Mr. Rochon was asked to rejoin the EMC Board as its Chairman on May 15, 2008 and served as Chairman until February 5, 2009, when he resigned from that position. On December 8, 2008, EMC filed a voluntary petition for relief under the federal bankruptcy laws in the Eastern District of Arkansas. From 1987 to 2002, Mr. Rochon served as President of Huizenga Holdings, Inc, a management and holding company owned by H. Wayne Huizenga, whose investments included Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon joined Huizenga Holdings in 1985 as Treasurer and was promoted to President in 1987. Mr. Rochon previously served as Vice Chairman of Boca Resorts, Inc, an owner and operator of luxury resort properties in Florida, from November 1996 to December 2004, while serving as President from March 1998 until January 2002. In addition, Mr. Rochon has been a Director of Bancshares of Florida, a full-service commercial bank, from 2002 until February 2007, and a Director of Century Business Services, a diversified services company, since 1996. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.

     Mario B. Ferrari, 31, was appointed Vice Chairman of our Board of Directors on February 4, 2005, at the Annual Meeting of Shareholders. Mr. Ferrari is a partner and co-founder of RPCP, a private investment and management firm, since its inception in 2002. Mr. Ferrari has served as a Director since July 2004 of Devcon. Mr. Ferrari served as a Vice President and Director of CPAC from April 29, 2005 through March 30, 2007, when it consummated a merger with EMC, an owner and operator of television stations in the United States. He was appointed to serve as the Chief Strategic Officer of EMC after the merger and served in that position from March 30, 2007 through March 2, 2009. On December 8, 2008, EMC filed a voluntary petition for relief under the federal bankruptcy laws in the Eastern District of Arkansas. From June 2000 to June 2002, Mr. Ferrari was an investment banker with Morgan Stanley & Co. In October, 1997, Mr. Ferrari co-founded PowerUSA, LLC, a retail renewable energy services company and was a managing member until September 1999. Mr. Ferrari received his B. S., magna cum laude, in Finance and International Business from Georgetown University.
Complaint Filed by Dissident Group
     On February 19, 2008, the Dissident Group filed a complaint (“Complaint”) in the Fifteenth Judicial Circuit Court (“Court”) in Palm Beach County, Florida against the Company, Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”) and Coconut Palm Capital Investors II, Inc. (“Coconut Palm Inc.”). The claims relate to issues that have arisen in connection with the Dissident Group’s actions to take control of the Company by replacing the Company’s current Board and replacing it with their six nominees, which includes claims that the Company has failed to provide the Dissident Group with the opportunity to inspect and copy the Company’s records, as required by the Florida Business Corporation Act and that the proxies granted to Coconut Palm Inc. by Mr. Brauser and Mr. Schmitt are not valid. In the Complaint, the Dissident Group has demanded that (i) the Company provide it with a copy of the Company’s shareholder list as of the Record Date and pre-addressed mailing labels for the Company’s shareholders as of the Record Date, (ii) the Court issue a declaratory judgment relating to the validity of proxies granted to Coconut Palm Inc. by Mr. Brauser and Mr. Schmitt and (iii) that the Court enjoin the Company’s Annual Meeting to be held on March 18, 2009 because the Company’s proxy materials contain misrepresentations and omissions of material facts. The Company believes the Complaint is without merit and intends to vigorously defend itself.
Financial Consequences if the Dissident Group Replaces the Current Board
     If the Dissident Group is successful in obtaining written consents from a majority of the Company’s shareholders and replaces six of the seven members of the Company’s current Board of Directors (except Charles Steinmetz), it will have material and adverse financial consequences to the Company. This change would disrupt the positive working relationship between the Company’s current Board of Directors and its management team. The Company’s current management team consists of Jack I. Ruff, the Chief Executive Officer and President and Edward Carriero, the Chief Financial Officer. With a possible change in control of the Company’s Board of Directors and management team, the Company’s employees may be distracted and concerned, in this difficult economic, climate about their continued employment with the Company. This could have a negative impact on the employees performance and affect the Company’s performances. Additionally, certain vendors which have long-established relationships with the Company may be concerned about possible management changes and may change their pricing to the Company.
     It the Dissident Group is successful in obtaining written consents from a majority of the Company’s shareholders and replaces six of the seven members of the Company’s current Board of Directors (except Charles Steinmetz), is not clear if the directors appointed by the Dissident Group would continue to retain Mr. Ruff and Mr. Carriero in their current positions or if they would terminate Mr. Ruff or Mr. Carriero. Both Mr. Ruff and Mr. Carriero have employment agreements with the Company which provide for severance payments if either is terminated after a change of control. Under the terms of his employment agreement, if Mr. Ruff is terminated without cause after a change of control prior to July 25, 2009, he will receive six months’ severance and if terminated after July 25, 2009, but before July 25, 2010, he will receive one year’s severance and if terminated after July 25, 2010, he will receive two years’ severance. Severance will be based on his annual salary, currently $350,000. If Mr. Carriero is terminated without cause after a change in control, he will receive a severance payment equal to one years salary. Severance will be based on his annual salary, currently $165,000.
     In addition, if the Dissident Group is successful in obtaining written consents from a majority of the Company’s shareholders and replaces six of the seven members of the Company’s current Board of Directors (except Charles Steinmetz), it may be deemed to be an event of default under the Company’s credit facility (“Credit Facility”) dated June 7, 2005 with Wachovia Bank, National Association, as administrative agent for the lenders parties thereto, as amended (collectively, the “Lenders”). Under the Credit Facility, a change of control is defined as an event where one or two or more persons acting in concert acquire “beneficial ownership” (as defined in Schedule 13D of the Securities Exchange Act of 1934) of more than 35% of the Company’s voting stock. Unless waived or amended by the Lenders, upon the occurrence of a change of control, the Lender has the right to accelerate the Company’s indebtedness under the Credit Facility, prohibit additional borrowing under the Credit Facility or take other actions as provided for in the Credit Facility. As of December 31, 2008 approximately $7,300,000 of borrowings and letters of credit were outstanding under the Credit Facility.

     If the Lenders were to accelerate the indebtedness under the Credit Facility, it would have adverse financial consequences to the Company. Due to the current economic climate, with limited credit available, it would be difficult for the Company to secure new financing. Even if the Company is able to secure financing, there can be no assurances that the financing arrangements will be on terms that are favorable to the Company.
Proxy Statement and Supplement
     This Supplement modifies and supersedes our Proxy Statement and the First Supplement with respect to the subjects discussed. In all other respects, the Proxy Statement, the First Supplement and the Second Supplement (collectively, the “First Supplement” and the “Second Supplement” shall be referred to as the “Supplements”) continues to be accurate and complete and is incorporated herein by reference. Your decision about how to vote at our upcoming Annual Meeting should be guided by both the Proxy Statement and the Supplements.
Board’s Recommendation
     The Board of Directors urges you to read the Proxy Statement and these Supplements and to vote FOR the election of all of the nominated directors named in pages 4-5 of the Proxy Statement.
Additional Information
     THE COMPANY’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT, THE SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY. The Company’s shareholder may also obtain a free copy of the Supplements, the Proxy Statement, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. The Supplement and the Proxy Statement is also available at http://www.amstock.com/ProxyServices/ViewMaterials.asp. Free copies of the Company’s filings may also be obtained by directing a request to Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, FL 33432, Attention: Corporate Secretary.
Voting Instructions
     In the Proxy Statement that was mailed to you on February 2, 2009, we enclosed a proxy card. Please complete and properly sign the proxy card and return it to us If you have any questions or need any assistance voting your shares, please do not hesitate to contact our Corporate Secretary at Sunair Services Corporation, 595 South Federal Highway, Suite 500, Boca Raton, FL 33432.
March 5, 2009